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                                   EXHIBIT 21

                    CAPITAL PROPERTIES, INC. AND SUBSIDIARIES

                         Subsidiaries of the Registrant
                              (As of March 3, 2003)

 SUBSIDIARY                                      STATE OF INCORPORATION OR FORMATION
 ----------                                      -----------------------------------
 Capital Terminal Company                        Rhode Island

 Dunellen, LLC                                   Rhode Island

 Tri-State Displays, Inc.                        Rhode Island


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